UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): June 28, 2013
Mission Broadcasting, Inc. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of incorporation)	333-62916-02 (Commission File Number)	51-0388022 (IRS Employer Identification No.)
30400 Detroit Road, Suite 304 Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
(440) 526-2227 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 28, 2013, Mission Broadcasting, Inc. (“Mission”) and Nexstar Broadcasting, Inc. (“Nexstar Broadcasting” and together with Mission, “Borrowers”), an indirect wholly-owned subsidiary of Nexstar Broadcasting Group, Inc., entered into amendments to each of their senior secured credit facilities.

The amendments provided commitments for incremental term loan facilities available to Mission of $90.0 million and to Nexstar Broadcasting of $144.0 million, subject to reallocation of up to $18.0 million for the benefit of Rocky Creek Communications, Inc. (“Rocky Creek”), an independent third party, pursuant to the terms of the amended credit agreements (the “Term Loan A Commitments”). On June 28, 2013, Nexstar Broadcasting received initial proceeds of $50.0 million under its committed term loan facility which was partially used to repay $27.0 million outstanding revolving loans and the remainder will be used for general corporate purposes. The remainder of the Term Loan A Commitments are expected to be used by Mission, Nexstar Broadcasting and Rocky Creek to finance the acquisitions of certain television stations from Communications Corporation of America and White Knight Broadcasting pursuant to the Stock Purchase Agreement dated April 24, 2013.

Borrowings under the Term Loan A Commitments bear interest at a floating rate, which can be either a base rate plus an applicable margin or, at the Borrower’s option, a Eurodollar rate plus an applicable margin, as defined in the amended credit agreements. The initial applicable margin for the Term Loan A Commitments is 1.25% for base rate loans and 2.25% for Eurodollar loans. Thereafter, subject to Nexstar Broadcasting’s total leverage ratio, the applicable base rate margin for the Term Loan A Commitments will vary from 0.75% and 1.50% and the applicable Eurodollar rate margin will vary from 1.75% and 2.5%.

Mission and Nexstar Broadcasting will pay a commitment fee on unused Term Loan A Commitments of 0.5% per annum commencing on October 26, 2013 until the earlier of April 30, 2014 or the date when such loans are funded or terminated.

The principal amounts under the Term Loan A Commitments are reduced by quarterly payments that increase over time from 5.0% to 10.0%, commencing on June 30, 2014 until maturity on June 15, 2017. The maturity date may be extended to June 28, 2018, under certain circumstances. The remainder of the principal is due in full at maturity.

The foregoing description is qualified in its entirety by reference to the text of the amendments, copies of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended Credit Agreements included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1
First Amendment to the Fifth Amended and Restated Credit Agreement, dated as of June 28, 2013, by and among Mission Broadcasting, Inc., Bank of America, N.A. and the several Banks parties thereto. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 5, 2013)

10.2
First Amendment to the Fourth Amended and Restated Credit Agreement, dated as of June 28, 2013, by and among Mission Broadcasting, Inc., Bank of America, N.A. and the several Banks parties thereto. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 5, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING, INC.

Date: July 5, 2013	By:	/s/ Dennis Thatcher
	Name:	Dennis Thatcher
	Title:	President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment to the Fifth Amended and Restated Credit Agreement, dated as of June 28, 2013, by and among Mission Broadcasting, Inc., Bank of America, N.A. and the several Banks parties thereto. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 5, 2013)

10.2
First Amendment to the Fourth Amended and Restated Credit Agreement, dated as of June 28, 2013, by and among Mission Broadcasting, Inc., Bank of America, N.A. and the several Banks parties thereto. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 5, 2013)